UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

__________________

ATLANTICA, INC.

 (Exact name of registrant as specified in its charter)

__________________

Utah	000-24379	43-0976473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Richland, Gordon & Company 233 S. Wacker Drive, Suite 9200 Chicago, Illinois 60606
(Address of principal executive offices)

(312) 382-9330

 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2012, Richard F. Strup, a director of Atlantica, Inc. (the “Company”), submitted his resignation from the Company’s Board of Directors (the “Board”), effective immediately.

On February 11, 2013, the Board elected Daniel B. Zwirn to serve as a member of the Board, effective immediately, to fill the vacancy on the Board created by the prior resignation of Mr. Strup.

On November 9, 2012, Shelley Goff, the Company’s Secretary and Chief Financial Officer, submitted her resignation as Secretary and Chief Financial Officer of the Company, effective immediately.

On February 11, 2013, the Board elected Shelley Goff to resume serving as the Company’s Secretary and Chief Financial Officer, effective immediately.  Ms. Goff, 52, graduated from the University of Utah in 1992 with a B.S. in Finance. Ms. Goff has been the sole proprietor of The Financial Organizer since 1990 and prepares documents for filing with the Securities and Exchange Commission for public companies on EDGAR.  Ms. Goff was the Company’s Secretary from November 2004 until her resignation in November 2012 and the Company’s Chief Financial Officer from June 2007 until her resignation in November 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICA, INC.

Dated: February 13, 2013	By:	/s/Shelley Goff
Shelley Goff
Secretary and Chief Financial Officer